Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Second Quarter of 2012

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – May 14, 2012 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended March 31, 2012.

Company-wide same store sales increased 8.2% for the three-month period ended March 31, 2012 compared to the same three month period last year.

Total revenues for the three-month period ended March 31, 2012 were $29,891,000 versus $29,438,000 in the three months ended April 2, 2011. The prior year’s revenues include $1,532,000 related to two properties closed in 2012 and $329,000 related to one property closed in 2011.

Total revenues for the six-month period ended March 31, 2012 were $62,602,000 versus $61,166,000 in the six months ended April 2, 2011. The prior year’s revenues include $3,150,000 related to two properties closed in 2012 and $1,253,000 related to one property closed in 2011.

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the three-month period ended March 31, 2012 was $1,025,000 versus a negative $255,000 during the same three-month period last year. The Company’s net loss from continuing operations for the three-month period ended March 31, 2012 was $95,000, or $0.03 per basic and diluted share, as compared to a net loss of $1,127,000, or $0.32 per basic and diluted share, for the same three-month period last year.

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the six-month period ended March 31, 2012 was $3,555,000 versus $1,086,000 during the same six-month period last year. The Company’s income from continuing operations for the six-month period ended March 31, 2012 was $1,119,000, or $0.33 per basic and diluted share, as compared to a loss from continuing operations of $1,002,000, or $0.28 per basic and diluted share, for the same six-month period last year.

Included in the Company’s income (loss) from continuing operations for the three and six-month periods ended March 31, 2012 are pre-opening and early operating losses related to our new restaurant in New York, Clyde Frazier’s Wine and Dine, which opened in March 2012, in the amounts of $496,000 and $606,000, respectively.

Included in general and administrative expenses for the 26-weeks ended March 31, 2012 is $475,000 related to the resignation of the Company’s President and Chief Operating Officer.

As of March 31, 2012 the Company had cash, cash equivalents and short term investments totaling $3,325,000 and long-term debt in the form of a note payable in the amount of $2,125,000 resulting from the purchase of 250,000 shares in December 2011.

Ark Restaurants owns and operates 21 restaurants and bars, 22 fast food concepts and catering operations in New York City, Washington, D.C. and Las Vegas, NV. Seven restaurants are located in New York City, three are located in Washington, D.C., seven are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include five restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort, as well as three food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13 week and 26 week periods ended March 31, 2012 and April 2, 2011

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended

	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

TOTAL REVENUES (includes $6,170 and $5,748 for the 13-weeks ended and $11,215 and $10,515 for the 26-weeks ended March 31, 2012 and April 2, 2011, respectively, related to VIEs)	$29,891	$29,438	$62,602	$61,166

COST AND EXPENSES:

Food and beverage cost of sales	7,670	8,104	16,028	16,432
Payroll expenses	10,350	10,544	21,057	21,343
Occupancy expenses	4,533	4,758	8,991	8,907
Other operating costs and expenses	4,062	3,762	8,093	8,266
General and administrative expenses	2,250	2,360	5,031	4,807
Depreciation and amortization	942	1,017	1,880	2,017

Total costs and expenses (includes $4,456 and $4,477 for the 13 weeks ended and $8,536 and $8,523 for the 26-weeks ended March 31, 2012 and April 2, 2011, respectively, related to VIEs)	29,807	30,545	61,080	61,772

OPERATING INCOME (LOSS)	84	(1,107)	1,522	(606)

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	19	(22)	19	(21)
Other (income) expense, net	(392)	(208)	(575)	(278)
Total other (income) expense, net	(373)	(230)	(556)	(299)

Income (loss) before provision (benefit) for income taxes	457	(877)	2,078	(307)

Provision (benefit) for income taxes	159	(201)	537	(64)

INCOME (LOSS) FROM CONTINUING OPERATIONS	298	(676)	1,541	(243)

Loss from discontinued operations, net of income tax benefits	(309)	(426)	(436)	(763)

CONSOLDIATED NET INCOME (LOSS)	(11)	(1,102)	1,105	(1,006)

Net income attributable to non-controlling interests	(393)	(451)	(422)	(759)

NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(404)	$(1,553)	$683	$(1,765)

AMOUNTS ATTRIBUTABLE TO ARK RESTAURANTS CORP.:
Income (loss) from continuing operations	$(95)	$(1,127)	$1,119	$(1,002)
Loss from discontinued operations, net of tax	(309)	(426)	(436)	(763)
Net income (loss)	$(404)	$(1,553)	$683	$(1,765)

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
From continuing operations:
Basic	$(0.03)	$(0.32)	$0.33	$(0.28)
Diluted	$(0.03)	$(0.32)	$0.33	$(0.28)
From discontinued operations:
Basic	$(0.09)	$(0.12)	$(0.13)	$(0.22)
Diluted	$(0.09)	$(0.12)	$(0.13)	$(0.22)
From net income (loss):
Basic	$(0.12)	$(0.44)	$0.20	$(0.50)
Diluted	$(0.12)	$(0.44)	$0.20	$(0.50)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,245	3,493	3,338	3,493
Diluted	3,245	3,493	3,364	3,493

Continuing Operations EBITDA Reconciliation:
Pre tax income	$457	$(877)	$2,078	$(307)
Depreciation and amortization	942	1,017	1,880	2,017
Interest	19	(22)	19	(21)
EBITDA (a)	$1,418	$118	$3,977	$1,689

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests:
EBITDA (as defined) (a)	$1,418	$118	$3,977	$1,689
Net (income) loss attributable to non-controlling interests	(393)	(451)	(422)	(759)
Non-cash stock option expense	—	78	—	156
Continuing Operations EBITDA, as adjusted	$1,025	$(255)	$3,555	$1,086

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income (loss), is included above.